Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lauren Stein

Financial Dynamics

212-850-5650

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER
AND FISCAL YEAR ENDED SEPTEMBER 30, 2005

SCHAUMBURG, Ill. – December 14, 2005 - iPCS, Inc. (OTCBB: IPCX), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its fourth fiscal quarter and fiscal year ended September 30, 2005.  This information supplements the subscriber activity results, which the Company previously announced on October 31, 2005.

Highlights for the Fourth Fiscal Quarter ended September 30, 2005:

•                  Total revenues of approximately $109.1 million

•                  Net loss of approximately $16.3 million or $0.99 per share

•                  Adjusted EBITDA of approximately $15.7 million; results for the quarter included approximately $1.1 million in merger integration and Sprint litigation expenses.

•                  Capital expenditures of approximately $4.4 million

•                  As previously announced on October 31, 2005:

•                  Gross activations of approximately 60,300

•                  Net additions of approximately 17,400

•                  Monthly churn, net of 30 day deactivations, of 2.7%

•                  Ending subscribers of approximately 476,400

“We were pleased with our results during the most recent quarter and believe that they demonstrate continued successful execution of our business strategy,” remarked Timothy M. Yager, President and Chief Executive Officer of the Company. “Our strong subscriber growth during the quarter demonstrates our continued effort to expand distribution and realize significant growth across our markets. Additionally, we completed our merger with Horizon PCS and achieved significant progress toward the integration of the two companies and the realization of the expected operational synergies.”

Highlights for the Fiscal Year ended September 30, 2005:

•                  Total revenues of approximately $280.0 million

•                  Net loss of approximately $50.9 million or $4.60 per share

•                  Adjusted EBITDA of approximately $43.4 million

•                  Capital expenditures of approximately $17.4 million

“This past year has been one of successful transformation for iPCS and we believe that during this period we achieved significant operational progress,” continued Mr. Yager. “We have undertaken important strategic steps to build a strong business foundation and over the year our business has experienced results that validate these initiatives. We remain very optimistic about the future of iPCS.”

On July 1, 2005, the Company completed its merger with Horizon PCS, Inc., whereby Horizon PCS was merged with and into the Company.  Accordingly, the results of the Company for the fiscal year ended September 30, 2005 include results of Horizon PCS only from and after July 1, 2005.

Conference Call to be held tomorrow, December 15th, at noon ET (11:00am CT)

The Company has scheduled a conference call for tomorrow, December 15th, at noon Eastern Time (11:00 a.m. Central Time). Participating in the call will be Tim Yager, President and Chief Executive Officer, and Steb Chandor, Executive Vice President and Chief Financial Officer.  To listen to the call, dial 1-800-370-0898 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-935-2101.  The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  A replay of the call will be available beginning at 3:00 p.m. Eastern Time on December 15, 2005.  To access the replay, dial 1-877-519-4471 using a pass code of 6657832.  To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. Replay of the webcast and the call will be available through midnight on December 22, 2005.

About iPCS, Inc.

iPCS is the PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL), As of September 30, 2005, iPCS’s licensed territory had a total population of approximately 15.0 million residents, of which its wireless network covered approximately 11.3 million residents, and had approximately 476,400 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

Comparability of Financial Results

Upon emergence from Chapter 11 bankruptcy on July 20, 2004, iPCS applied fresh-start accounting effective as of July 2, 2004.  As a result, the reported historical financial statements of iPCS for periods as of and prior to July 1, 2004 are not comparable to those of iPCS for periods subsequent to July 1, 2004.  Activity of iPCS for any periods subsequent to July 1, 2004 is included in the post-bankruptcy, or “Successor Company” financial statements.  Activity of iPCS for periods as of and prior to July 1, 2004 is included in the pre-bankruptcy, or “Predecessor Company” financial statements.  In accordance with generally accepted accounting principles, the reported historical financial statements of the Predecessor Company for periods ending prior to July 2, 2004 cannot be added to those of the Successor Company.

The financial results of Horizon PCS are included in iPCS’s reported results effective July 1, 2005. The acquisition of Horizon PCS is accounted for using the purchase method of accounting.  Under this method of accounting, the purchase price is allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill.  Due to the effects of purchase accounting and other differences in accounting methodologies, the results of Horizon PCS prior to the merger with iPCS are not comparable to its results after the merger.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•     Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for reorganization costs, cancellation of debt income, gain or loss on the disposal of property and equipment and stock-based compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•     ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•     CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less reorganization costs.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•     CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•     Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•     Licensed Pops represents the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•     Covered Pops represents the number of residents (usually expressed in millions) covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.”  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties.  A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger; (4) the businesses of iPCS and Horizon PCS may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (5) expected combination benefits from the iPCS/Horizon PCS merger may not be fully realized or realized within the expected time frame; (6) disruption from integration of the iPCS/Horizon PCS making it more difficult to maintain relationships with Sprint, subscribers, employees, dealers or suppliers; (7) shifts in populations or network focus; (8) changes or advances in technology; (9) changes in Sprint’s national service plans or fee structure with iPCS; (10) changes in population or network focus; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) adverse changes in financial position, condition or results of operations; and (14) the inability to open the number of new stores and to expand the co-dealer network as planned.  For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the joint proxy statement/prospectus, dated May 13, 2005, relating to iPCS’s merger with Horizon PCS, the “risk factors” section of iPCS’s Annual Report on Form 10-K for the year ended September 30, 2005 to be filed and in iPCS’s subsequent filings with the SEC.  Investors and analysts should not place undue reliance on forward-looking statements.  The forward-looking statements in this document speak only as of the date of the document and iPCS assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	Successor Company
	September 30,	September 30,
	2005	2004

Assets
Current Assets:
Cash and cash equivalents	$98,107	$57,760
Investments	16,700	—
Accounts receivable, net	25,601	14,772
Receivable from Sprint	30,837	13,264
Inventories, net	3,179	1,310
Prepaid expenses	5,717	3,127
Other current assets	4,092	21
Total current assets	184,233	90,254
Property and equipment, net	153,504	134,931
Financing costs	9,590	6,497
Customer activation costs	1,003	451
Intangible assets, net	178,800	78,861
Goodwill	146,391	—
Other assets	469	1,314
Total assets	$673,990	$312,308

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,322	$2,742
Accrued expenses	33,275	20,880
Payable to Sprint	41,135	24,404
Deferred revenue	10,486	5,764
Current maturities of long-term debt and capital lease obligations	17	7
Total current liabilities	89,235	53,797
Customer activation fee revenue	1,003	451
Other long-term liabilities	9,112	3,614
Long-term debt and capital lease obligations, excluding current maturities	304,558	165,400
Total liabilities	403,908	223,262

Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 16,635,482 and 8,744,164 shares issued and outstanding, respectively	166	87
Additional paid-in-capital	328,202	95,275
Unearned compensation	(1,372)	(340)
Accumulated deficiency	(56,914)	(5,976)
Total stockholders’ equity	270,082	89,046
Total liabilities and stockholders’ equity	$673,990	$312,308

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	Successor Company	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended September 30, 2005	For the Period from July 2, 2004 through September 30, 2004	For the Year Ended September 30, 2005	For the Period from October 1, 2003 through July 1, 2004

Revenues:
Service revenue	$70,191	$37,909	$189,177	$107,097
Roaming revenue	36,169	15,829	82,959	34,525
Equipment and other	2,723	1,644	7,911	4,240
Total revenues	109,083	55,382	280,047	145,862
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(61,461)	(29,082)	(153,224)	(83,230)
Cost of equipment	(9,319)	(5,584)	(27,260)	(12,801)
Selling and marketing	(17,376)	(7,996)	(44,893)	(20,976)
General and administrative	(5,303)	(1,705)	(11,354)	(3,550)
Reorganization expense	—	—	—	60,797
Stock-based compensation expense	(775)	(22)	(1,200)	—
Depreciation	(14,549)	(8,790)	(53,700)	(28,596)
Amortization of intangible assets	(9,423)	(3,051)	(18,126)	—
Gain (loss) on disposal of property and equipment	(55)	4	(141)	(13)
Total operating expenses	(118,261)	(56,226)	(309,898)	(88,369)
Operating loss	(9,178)	(844)	(29,851)	57,493
Interest income	868	289	1,782	263
Interest expense	(7,990)	(5,425)	(22,926)	(10,142)
Cancellation of debt	—	—	—	131,956
Other income	39	4	57	7
Income (loss) before (provision for) benefit from income taxes	(16,261)	(5,976)	(50,938)	179,577
(Provision for) benefit from income taxes	—	—	—	—
Net income (loss)	$(16,261)	$(5,976)	$(50,938)	$179,577

Basic and diluted loss per share of common stock
Loss available to common stockholders	$(0.99)	$(0.65)	$(4.60)	n/a

Weighted average common shares outstanding	16,434,938	9,257,582	11,073,435	n/a

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	Successor Company	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended September 30, 2005	For the Period from July 2, 2004 through September 30, 2004	For the Year Ended September 30, 2005	For the Period from October 1, 2003 through July 1, 2004

Net loss	$(16,261)	$(5,976)	$(50,938)	$179,577
Net interest expense	7,122	5,136	21,144	9,879
Depreciation and amortization	23,972	11,841	71,826	28,596
Stock-based compensation expense	775	22	1,200	—
Reorganization expense	—	—	—	(60,797)
Cancellation of debt	—	—	—	(131,956)
Gain (loss) on disposal of property and equipment	55	(4)	141	13
Adjusted EBITDA	$15,663	$11,019	$43,373	$25,312

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	Successor Company	Successor Company	Successor Company
	For the Three Months Ended September 30, 2005	For the Three Months Ended June 30, 2005	For the Period from July 2, 2004 though September 30, 2004

Subscribers
Gross Additions	60,300	32,300	30,300
Net Additions	17,400	11,800	7,500
Total Customers	476,400	271,000	240,500
Churn	2.7%	2.2%	2.9%

Average Revenue Per User, Monthly
Including Roaming	$76	$73	$76
Without Roaming	$50	$52	$53

Cash Cost Per User, Monthly
Including Roaming	$49	$44	$45
Without Roaming	$34	$30	$31

Cost Per Gross Addition	$368	$384	$368

Licensed Pops (Millions)	15.0	7.8	7.8
Covered Pops (Millions)	11.3	5.9	5.9
Cell Sites	1,488	690	669

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	Successor Company	Successor Company	Successor Company
	For the Three Months Ended September 30, 2005	For the Three Months Ended June 30, 2005	For the Period from July 2, 2004 through September 30, 2004
ARPU
Service revenue	$70,191	$41,307	$37,909
Roaming revenue	36,169	16,520	15,829
Total service revenue	$106,360	$57,827	$53,738
Average subscribers	467,072	265,227	236,505

Average revenue per user including roaming, monthly	$76	$73	$76
Average revenue per user without roaming, monthly	$50	$52	$53

CCPU
Cost of service and roaming	$61,461	$31,787	$29,082
less: Activation costs included in cost of service and roaming	173	70	471
plus: General and administrative expenses	5,303	2,153	1,705
less: Retail equipment upgrade revenue	(518)	(384)	(289)
plus: Retail equipment cost of upgrades	2,151	1,422	756
Total cash costs including roaming	$68,570	$35,048	$31,725
less: Roaming expense	(20,923)	(11,084)	(9,645)
Total cash costs without roaming	$47,647	$23,964	$22,080
Average subscribers	467,072	265,227	236,505

Cash cost per user, monthly	$49	$44	$45
Cash cost per user without roaming, monthly	$34	$30	$31

CPGA
Selling and marketing	$17,376	$9,056	$7,996
plus: Activation costs included in cost of service and roaming	(173)	(70)	(471)
less: Product sales revenues, net of upgrade revenue	(2,195)	(1,248)	(1,193)
plus: Cost of products sold, net of cost of upgrades	7,168	4,642	4,828
Total costs of acquisition	$22,176	$12,380	$11,160
Gross adds	60,341	32,272	30,307

Cost per gross add	$368	$384	$368

Unaudited Pro Forma Statements of Operations and Operating Metrics

The unaudited pro forma statements of operations and operating metrics for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005 and for the fiscal year ended September 30, 2005 present the effects of the merger of Horizon PCS, Inc. and iPCS, Inc. using the purchase method of accounting assuming the merger had been completed as of the beginning of the respective periods.

The pro forma statements were prepared using historical unaudited quarterly financial statements of Horizon PCS and iPCS.  Adjustments to the historical statements of operations include (i) the elimination of intercompany roaming revenue and expense, (ii) amortization of intangible assets recorded in connection with the merger, (iii) decrease in depreciation of property and equipment based on the fair value of Horizon PCS property and equipment recorded in connection with the merger, and (iv) reduction in interest expense based on fair value of Horizon PCS debt recorded in connection with the merger.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of iPCS, Inc. would have been had the merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed consolidated financial information does not include the realization of any cost savings from operation efficiencies, synergies or other restructurings resulting from the merger.  The unaudited pro forma condensed consolidated financial information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of iPCS, Inc. and Horizon PCS, Inc.

iPCS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2005	For the Three Months Ended June 30, 2005	For the Fiscal Year Ended September 30, 2005

Revenues:
Service revenue	$65,864	$66,040	$69,782	$271,877
Roaming revenue	30,991	29,477	32,868	129,505
Equipment and other	3,257	2,901	2,870	11,751
Total revenues	100,112	98,418	105,520	413,133
Operating Expenses:
Cost of service and roaming	(56,699)	(56,467)	(59,073)	(233,700)
Cost of equipment	(7,981)	(8,230)	(8,145)	(33,675)
Selling and marketing	(15,930)	(14,414)	(15,775)	(63,495)
General and administrative	(5,367)	(5,812)	(8,443)	(24,925)
Stock-based compensation expense	(664)	(859)	(4,813)	(7,111)
Depreciation	(16,017)	(22,860)	(22,948)	(76,374)
Amortization of intangible assets	(9,616)	(9,618)	(9,172)	(37,829)
Gain (loss) on disposal of property and equipment	(13)	688	(41)	579
Total operating expenses	(112,287)	(117,572)	(128,410)	(476,530)
Operating loss	(12,175)	(19,154)	(22,890)	(63,397)
Interest income	408	639	760	2,675
Interest expense	(7,951)	(7,957)	(7,958)	(31,856)
Other income	8	4	6	57
Loss before (provision for) benefit from income taxes	(19,710)	(26,468)	(30,082)	(92,521)
(Provision for) benefit from Income taxes	—	—	—	—
Net loss	$(19,710)	$(26,468)	$(30,082)	$(92,521)

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2005	For the Three Months Ended June 30, 2005	For the Fiscal Year Ended September 30, 2005
Net loss	$(19,710)	$(26,468)	$(30,082)	$(92,521)
Net interest expense	7,543	7,318	7,198	29,181
Depreciation and amortization	25,633	32,478	32,120	114,203
Stock-based compensation expense	664	859	4,813	7,111
Gain (loss) on disposal of property and equipment	13	(688)	41	(579)
Adjusted EBITDA	$14,143	$13,499	$14,090	$57,395

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

Summary of Pro Forma Operating Statistics

	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2005	For the Three Months Ended June 30, 2005	For the Fiscal Year Ended September 30, 2005
Subscribers
Gross Additions	50,400	52,600	52,500	215,900
Net Additions	7,300	12,400	16,000	53,100
Total Customers	432,300	443,000	459,100	476,400
Churn	3.1%	2.7%	2.4%	2.7%

Average Revenue per User, Monthly
Including Roaming	$76	$73	$76	$75
Without Roaming	$51	$50	$52	$51

Cash Cost per User, Monthly
Including Roaming	$49	$49	$51	$50
Without Roaming	$36	$35	$36	$35

Cost per Gross Addition	$389	$348	$372	$369

Licensed POPs (millions)	15.0	15.0	15.0	15.0
Covered POPs (millions)	11.3	11.3	11.3	11.3
Cell Sites	1,463	1,466	1,488	1,488

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2005	For the Three Months Ended June 30, 2005	For the Fiscal Year Ended September 30, 2005
ARPU
Service revenue	$65,864	$66,040	$69,782	$271,877
Roaming revenue	30,991	29,477	32,868	129,505
Total service revenue	$96,855	$95,517	$102,650	$401,382
Average subscribers	426,843	436,422	451,111	445,362

Average revenue per user including roaming, monthly	$76	$73	$76	$75
Average revenue per user without roaming, monthly	$51	$50	$52	$51

CCPU
Cost of service and roaming	$56,699	$56,467	$59,073	$233,700
less: Activation costs included in cost of service and roaming	314	409	171	1,067
plus: General and administrative expenses	5,367	5,812	8,443	24,925
less: Retail equipment upgrade revenue	(775)	(856)	(653)	(2,802)
plus: Retail equipment cost of upgrades	1,616	1,949	2,037	7,753
Total cash costs including roaming	$63,221	$63,781	$69,071	$264,643
less: Roaming expense	(17,569)	(18,394)	(20,053)	(76,939)
Total cash costs without roaming	$45,652	$45,387	$49,018	$187,704
Average subscribers	426,843	436,422	451,111	445,362

Cash cost per user, monthly	$49	$49	$51	$50
Cash cost per user without roaming, monthly	$36	$35	$36	$35

CPGA
Selling and marketing	$15,930	$14,414	$15,775	$63,495
plus: Activation costs included in cost of service and roaming	(314)	(409)	(171)	(1,067)
less: Product sale revenues, net of upgrade revenue	(2,378)	(1,996)	(2,164)	(8,732)
plus: Cost of products sold, net of cost of upgrades	6,365	6,282	6,108	25,923
Total costs of acquisition	$19,603	$18,291	$19,548	$79,619
Gross adds	50,376	52,624	52,543	215,884

Cost per gross add	$389	$348	$372	$369